Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO Announces New Senior Vice President and Chief Financial Officer

Dallas, Texas, July 28, 2003.... ENSCO International Incorporated (NYSE: ESV) announced that James "Jay" W. Swent has been named by the Company's Board of Directors to serve as Senior Vice President and Chief Financial Officer, effective immediately. Mr. Swent previously held various financial executive positions at Memorex Corporation and Nortel Networks, and served as Chief Financial Officer and Chief Executive Officer of both Cyrix Corporation and American Pad and Paper Corporation. He is a graduate of the University of California at Berkeley, where he received a B.S. in Finance and a Masters Degree in Business Administration.

Carl F. Thorne, Chairman and Chief Executive Officer of ENSCO, commented "We are pleased that Jay is joining our management team, and look forward to his contribution. Jay's international and financial experience, coupled with his strong leadership and management skills, are the qualities that we were seeking to augment our financial management team."

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011